Exhibit 99.1


[U.S AIRWAYS GRAPHIC OMITTED]


                                                                   NEWS RELEASE

          For additional information, please contact US Airways Media Relations at 480-693-5729.

                                                          Contact: 480/693-5729


                     US AIRWAYS EXCHANGES COMMON STOCK FOR
         AMERICA WEST AIRLINES' 7.25 PERCENT SENIOR EXCHANGEABLE NOTES

         TEMPE, AZ., October 28, 2005-- US Airways Group, Inc. (NYSE: LCC) announced today it has repurchased from noteholders approximately $250 million in principal amount at maturity of America West Airlines, Inc.'s 7.25 percent senior exchangeable notes due 2023. Other than a modest payment for accrued interest, the transaction does not result in a cash outlay for the Company; rather the notes were exchanged for US Airways common stock. Specifically, the Company exchanged 16 shares of US Airways Group common stock per $1,000 principal amount at maturity for an aggregate of approximately 4.2 million shares. Following the exchange there were approximately 82 million primary shares of common stock outstanding.

         The amount of notes exchanged represented approximately 99 percent of the outstanding principal amount and were repurchased at the option of the noteholders in accordance with their terms following the merger with America West Holdings Corp. The notes were originally issued in July 2003 and represented $87 million in debt on the Company's balance sheet. The reduction of debt will lower interest expenses by $6.9 million annually.

         "This transaction represents another step in the right direction for our airline as we continue to build a firm foundation for our future," said US Airways Chief Financial Officer Derek Kerr. "Converting debt to equity further strengthens our balance sheet while reducing annual interest expenses."

         US Airways and America West's recent merger creates the fifth largest domestic airline employing nearly 38,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 4,000 flights per day and serve more than 225 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com. (LCCG)


                           FORWARD-LOOKING STATEMENTS

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms. Such statements include, but are not limited to, statements about the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, expected financial performance, and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions, as well as other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. These risks and additional factors that may affect the future results of the Company are set forth in detail in the filings of US Airways Group with the SEC, including the Company's Registration Statement on Form S-1 (File No. 333-126226), which are available at www.usairways.com. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.


                                     -LCC-